EXHIBIT 23.1.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The First American Financial Corporation of our report dated February 9, 1998, appearing on page 21 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

By: /s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Costa Mesa, California
Date:  November 17, 1998